Exhibit 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John C. Roche, Jeffrey M. Farber, and Dennis F. Kerrigan, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.  Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		January 19, 2021
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		January 29, 2021
Jeffrey M. Farber	Executive Vice President and Chief Financial Officer

/s/ Warren E. Barnes		January 31, 2021
Warren E. Barnes	Senior Vice President, Corporate Controller and Principal Accounting Officer

/s/ Kevin J. Bradicich		January 27, 2021
Kevin J. Bradicich	Director

/s/ Theodore H. Bunting, Jr.		January 27, 2021
Theodore H. Bunting, Jr.	Director

/s/ Jane D. Carlin		January 26, 2021
Jane D. Carlin	Director

P. Kevin Condron	Director

/s/ Cynthia L. Egan		January 26, 2021
Cynthia L. Egan	Chair of the Board

/s/ Daniel T. Henry		January 21, 2021
Daniel T. Henry	Director

/s/ Martin P. Hughes		January 22, 2021
Martin P. Hughes	Director

/s/ Wendell J. Knox		January 21, 2021
Wendell J. Knox	Director

/s/ Kathleen S. Lane		January 21, 2021
Kathleen S. Lane	Director

/s/ Joseph R. Ramrath		January 20, 2021
Joseph R. Ramrath	Director

/s/ Harriett Tee Taggart		January 20, 2021
Harriett Tee Taggart	Director